SPONSORSHIP AGREEMENT

THIS AGREEMENT made as of the 23 day of September, 1996.

BETWEEN:

             BIG PONY GOLD, INC., a corporation duly incorporated under the laws of the State of Utah, having an office at Suite 1190, 710 Kearns Building, Salt Lake
             City, Utah, 84101

             (the "Company")

                                            OF THE FIRST PART
AND:

             GEORGIA PACIFIC SECURITIES CORPORATION, of Suite
             1600, 2 Bentall Centre, 555 Burrard Street,
             Vancouver, B.C., V7X 1S6

             (the "Sponsor")

                                           OF THE SECOND PART

WHEREAS:

A. The Company proposes to proceed with the filing of a reactivation application with the Regulatory Authorities;

B. The rules and policies of the Exchange require that the Company retain the services of a Member firm of the Exchange to act as sponsor for the Company's Application and for a period of one year subsequent to the Listing Date; and

C. The Sponsor is willing to act as the Company's sponsor subject to the terms and conditions hereof.

THEREFORE, in consideration of the premises and of the mutual covenants and undertakings contained in this Agreement, the parties hereby agree as follows:

1.      In this Agreement:

    (a) "Application" means the Company's listing application to the Exchange with respect to a proposed initial public offering ("IPO"); or the Company's application to the Exchange for acceptance of a reverse takeover ("RTO"); or the Company's application to the Exchange with respect to a change of business ("COB"); or any other transaction which will require a sponsor under Exchange rules and policies, as the case may be;

    (b) "Commission" means the British Columbia Securities
        Commission;

    (c) "Exchange" means the Vancouver Stock Exchange;

    (d) "Listing Date" means, in the case of an IPO, the date that the shares of the Company are listed, posted and called for trading on the Exchange, or in the case of an RTO, COB or other form of application, the date the shares of the Company are recalled for trading after acceptance of the Application by the Regulatory Authorities;

    (e) "Policy" means the Sponsorship Policy of the Exchange in effect as of the date of this agreement;

    (f) "Regulatory Authorities" means the Commission and the Exchange; and

    (g) "Shares" means the common shares of the Company.

2. The Company hereby retains the Sponsor as sponsor for its Application to the Regulatory Authorities and for a period of one year subsequent to the Listing Date. The Sponsor hereby accepts such appointment subject to the satisfactory completion of the Sponsor's due diligence investigations into the affairs of the Company.

3. On the date of this Agreement the Company shall deliver the sum of $12,500 (the receipt of which is acknowledged) to the Sponsor as a non-refundable retainer to cover the cost of its due diligence review into the affairs of the Company.

4. Immediately upon execution of this Agreement the Sponsor and its solicitors shall initiate and carry out their due diligence review into the affairs of the Company in an expeditious manner, and the Company shall provide its full cooperation with such review. In connection therewith the Company shall instruct its directors, officers, solicitors, auditors and consultants to comply with all reasonable requests from the Sponsor and its solicitors for information or copies of documents pertaining to the Company.

5. In addition, the Company shall designate in writing a director or officer who shall be responsible for communications with the Sponsor, and providing such information as the Sponsor may reasonably request in the course of discharging its duties as Sponsor. In the event the designated director or officer should cease to be involved with the Company, then the Company shall provide the sponsor with written notice of an alternate director or officer within 10 days of such change.

6. Once the Sponsor has completed its due diligence review to the extent that if it is satisfied that the Company is a suitable candidate for listing on the Exchange, the Sponsor shall advise the Company that it is prepared to sign the Company's Application and such other documentation as may be required by the Exchange including the Company's Pre-Listing Application and Fact Sheet, if required.

7. The Sponsor shall also continue to periodically review the affairs of the Company for a period of one year from the Listing Date in order to discharge its "oversight responsibilities" as required by the Policy.

8. In consideration of the services performed by the Sponsor under this Agreement, the Company agrees to pay to the Sponsor a fee of $15,000 plus GST (the "Oversight Fee"). The Company shall pay the Oversight Fee to the Sponsor on or before the date the Application is accepted by the Regulatory Authorities. In the event that the Sponsor will be participating in a financing for the Company, the Company hereby authorizes the Sponsor to reserve sufficient funds from the proceeds of such financing as payment of the Oversight Fee.

9. The obligations of the Sponsor contained in this Agreement may be terminated by the Sponsor at any time in the event that:
        (a) there should develop, occur or come into effect any catastrophe of national or international consequence or any accident, governmental law or regulation or other occurrence of any nature whatsoever which, in the opinion of the Sponsor, seriously affects or will seriously affect the financial markets or the business of the Company or any subsidiary; or

        (b) any order to cease trading (including communicating with persons in order to obtain expressions of interest) in any securities of the Company is made by a competent regulatory authority and has not been rescinded, revoked or withdrawn; or

        (c) there is any breach or non-performance by the Company of any of the terms of this Agreement, that has not been rectified or remedied; or

        (d) an enquiry or investigation (whether formal or informal) in relation to the Company, or the Company's directors or officer, is commenced or threatened by an officer or official of any competent authority; or

        (e) as a result of the Sponsor's due diligence investigations the Sponsor finds the Company to be unsuitable for continued listing on the Exchange.

10. Where, during the term of this Agreement, a material change (as that term is defined in the British Columbia
Securities Act) occurs in the affairs of the Company, the Company shall:

        (a) notify the Sponsor immediately, in writing, with full particulars of the change; and

        (b) file with the appropriate Regulatory Authorities as soon as practicable, and in any event no later than 10 days after the change occurs, written notice disclosing the material change and provide a copy of such to the Sponsor.

11. The Company warrants and represents to and covenants with the Sponsor as follows:

        (a) that the Company is a valid and subsisting corporation duly incorporated and in good standing under the laws of Utah;

        (b) that the Company's authorized and issued capital are as set forth in the most recent financial statement and that the issued shares are fully paid and non-assessable;

        (c) that the Company is the beneficial owner of the assets and properties described in the most recent financial statements and that any and all agreements pursuant to which the Company holds any interest in such assets and properties are in good standing under the applicable statutes and regulations of the jurisdictions in which they are situate;

        (d) that the Company shall make full disclosure to the public of all material changes in the affairs of the Company;

        (e) that the latest audited financial statements of the Company accurately reflect the financial position of the Company as at those dates, and no material changes in the financial position of the Company have taken place since the date of the last unaudited financial statements of the Company filed with the Regulatory Authorities (if any), save in the ordinary course of the Company's business;

        (f) that the Company has complied and will comply fully with the requirements of the Securities Act, its regulations in relation to its activities since incorporation;

        (g) that this Agreement has been duly authorized by all necessary corporate action on the part of the Company and constitutes a valid obligation of the Company legally binding upon it and enforceable in accordance with its terms;

        (h) the Company will deliver to the Sponsor copies of all News Releases or other documents which it has released to the public, concurrently with disclosure of such Releases to the public;

        (i) the Company will deliver to the Sponsor in a timely manner, all quarterly and other financial statements;

        (j) the Company will deliver to the Sponsor a monthly source and application of funds statement at the end of each month during the term of this agreement;

        (k) the Company will deliver to the Sponsor a monthly sponsorship status letter in the form attached hereto at the end of each month during the term of this agreement;

        (1) the Company will deliver to the Sponsor copies of any material contracts which it has entered into concurrent with disclosure of the material terms of the contract to the public;

        (m) the Company will provide to the Sponsor current Forms 4B and Resumes for all current directors of the Company and shall also, if requested by the Sponsor, provide independent verification as to the credentials of any additional directors who may be proposed for election to the Board of Directors of the Company;

        (n) the Company will provide to the Sponsor any and all correspondence with the Vancouver Stock Exchange.

12. The representations, warranties, covenants and indemnities of the Company herein shall survive the Listing Date.

13. Any notice under this Agreement shall be given in writing and either sent by facsimile, telegram, delivered or mailed by prepaid post to the party to receive such notice at the address indicated above, or at such other address as either party may hereafter designate by notice in writing. If such notice is sent by facsimile, telegram or is delivered, it shall be deemed to have been given at the time of delivery; if such notice is sent by mail, it shall be deemed to have been received forty-eight (48) hours following the date of mailing thereof. In the event of a mail strike or disruption at or prior to the time a notice is deemed to have been received, such notice shall be delivered, or sent by facsimile or telegram.

14. In consideration of the Sponsor entering into this Agreement, the Company further agrees with the Sponsor that:

        (a) it shall pay all expenses in connection with the preparation of this Agreement and in connection with the Sponsor's due diligence investigations including all reasonable fees and charges of counsel of the Sponsor and all other reasonable expenses incurred by the Sponsor in connection with the Company's listing application whether or not the listing application is accepted by the Exchange, provided that such fees and charges shall not be included if such failure of acceptance or failure of completion is as a result of the breach of this Agreement by the Sponsor;

        (b) it will protect and indemnify the Sponsor and save it harmless against and from all losses, claims, damages or liabilities:

            i) existing (or alleged to exist) by reason of an untrue statement contained in the Company's listing application and supporting documentation or by reason of the omission to state therein any fact necessary to make the statements therein not misleading (except for information and statements referring solely to the Sponsor); and

            ii) caused by or arising directly or indirectly out of any order made by any regulatory authority, based upon an allegation that any such untrue statement or omission exists (except information and statements referring solely to the Sponsor) that trading in or distribution to the public of the Securities is to cease.

        (c) If any action or claim shall be brought against the Sponsor in respect of which indemnity may be sought from the Company pursuant to the provisions of this Agreement, the Sponsor shall promptly notify the Company in writing, and the Company shall assume the defence thereof, including the employment of counsel and the payment of all expenses and, in addition, the Sponsor shall also have the right to en ploy separate counsel in any such action and participate in the defence thereof, and the fees and expenses of such counsel shall also be at the expense of the Company. The indemnity hereby provided for shall remain in full force and effect and shall not be limited to or affected by any other indemnity in respect of any matters specified in this Agreement obtained by the sponsor from any other person.

15. Time shall be of the essence of this Agreement, and in the event that the Company's Application has not been accepted for filing by the Regulatory Authorities within one hundred and eighty (180) days from the date of this Agreement, this Agreement shall thereafter, unless extended or continued by the Sponsor, be null and void and of no further force and effect save and except that the Company shall remain bound to pay the Sponsor reasonable costs including costs of their counsel.

16. Where ever the singular or masculine is used throughout this Agreement the same shall be read as the plural, feminine or body corporate as the context may require.

17. This agreement shall enure to the benefit of and be binding upon the parties, their respective successors and permitted assigns.

         IN WITNESS WHEREOF the parties hereto have hereunto executed this Agreement as of the day and year first above written.

BIG PONY GOLD, INC.
Per:/s/Bret Decker
authorized Signatory

The Corporate Seal of GEORGIA
PACIFIC SECURITIES CORPORATION was )
hereunto affixed in the presence   ) C/S
of:                                )
Per:/s/
Authorized Signatory, President